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                                                                   Exhibit 10.30


                              AMENDED AND RESTATED
                              MEMBERSHIP AGREEMENT
                               WITH RESPECT TO THE
                             FIRSTMERIT CORPORATION
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
                     --------------------------------------

         AMENDED AND RESTATED MEMBERSHIP AGREEMENT, effective as of the 1st day of January, 2001, by and between FirstMerit Corporation, an Ohio corporation (the "Employer"), and John R. Cochran, an individual, (the "Member").

                                R E C I T A L S:

         A. The Employer maintains the FirstMerit Corporation Supplemental Retirement Plan (the "Plan"), a copy of which is attached hereto as Exhibit A and is incorporated herein by reference, and the Member became a participant in the Plan effective as of March 1, 1995.

         B. Section 9.07 of the Plan provides that the Employer and any Member in the Plan may, by written agreement, amend the provisions of the Plan as to only such Member.

         C. The Employer and the Member entered into an Amended and Restated Membership Agreement, effective December 1, 1998, (the "Old Membership Agreement") concerning the participation of the Member in the Plan.

         D. The Employer and Member desire to amend and restate the Old Membership Agreement in order to reflect certain changes to the Plan.

         IN CONSIDERATION OF THE FOREGOING, and for good and valuable consideration, receipt of which is hereby acknowledged, the Employer and Member agree as follows:

         1. DEFINITIONS

         Capitalized terms used in this Membership Agreement shall have the same meanings as those ascribed to them in the Plan unless expressly provided otherwise herein.

         2. TERMINATION OF OLD MEMBERSHIP AGREEMENT.

         The parties hereto acknowledge and agree that, effective as of January 1, 2001 (the "Effective Date"), the Old Membership Agreement is hereby terminated and each and every provision thereof shall be rendered void and of no further force or effect whatsoever.




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         3. PARTICIPATION IN THE PLAN

         The Member became a participant in the Plan effective as of March 1, 1995 and shall continue to participate in the Plan on and after the Effective Date subject to the terms and conditions of the Plan as modified by this Amended and Restated Membership Agreement.

         4. FORM OF DISTRIBUTION OF BENEFITS UNDER THE PLAN

         Notwithstanding any of the provisions of the Old Membership Agreement or any prior membership agreement to contrary, the Member may, subject to the provisions of Section 4.04 the Plan, elect to receive any Monthly Retirement Income payable to him under the terms of the Plan in the form of a lump sum distribution.

         5. CHANGE OF CONTROL

         Notwithstanding anything to the contrary contained in the Plan, if the Member's employment with the Employer terminates following a Change in Control (as defined in the Employment Agreement, dated as of January 1, 2001, between the Employer and the Member (the "Employment Agreement")) and if, as a result of such termination of employment, the Member is entitled to receive the Change in Control Benefits described in Section 11.2 of the Employment Agreement, then, for purposes of calculating the Member's Monthly Retirement Income under any provision of the Plan:

         (a) the Member shall be deemed to have attained age 65 on the effective date of the termination of his employment with the Employer regardless of his actual Attained Age as of such date;

         (b) the Member shall be deemed to have earned ten (10) Years of Service on the effective date of the termination of his employment with the Employer regardless of his actual Years of Service under the Plan as of such date; and

         (c) the Member's Average Monthly Earnings shall be determined by dividing 12 into the total of (i) the annual base salary applicable to the Member as of the effective date of the termination of his employment and (ii) the incentive compensation payment the Member would receive if payment was made at the "target" percentage for the Member under the Company's Annual Incentive Compensation Plan in the year in which occurs the effective date of the Member's termination of employment.

         6. TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON

         If the Employer terminates the Member's employment without Cause (as defined in the Employment Agreement) pursuant to Section 9.1(B) of the Employment Agreement or if the Member terminates his employment for Good Reason (as defined in the Employment Agreement) pursuant to Section 9.2 of the Employment Agreement and the Termination Date (as defined in the Employment Agreement) is prior to the expiration of the Term (as defined in the Employment


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Agreement) the Member will be credited with two (2) additional Years of Service under the Plan as of the Termination Date.

         7. Except as expressly modified by this Amended and Restated Membership Agreement, all of the provisions of the Plan shall apply to the Member.

         IN WITNESS WHEREOF, the Employer and the Member have duly executed this Amended and Restated Membership Agreement as of the day and year above first written.

                                              FIRSTMERIT CORPORATION


                                              By: /s/ Christopher Maurer
                                                  ------------------------------
                                                      Christopher Maurer

                                                                       EMPLOYER

                                                  /s/ John R. Cochran
                                                  ------------------------------
                                                      John R. Cochran

                                                                       MEMBER




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